UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

March 21, 2015

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 21, 2015, Callon Petroleum Company (the “Company” or “Callon”) entered into an agreement (the “Agreement”) with Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, and Jeffery E. Eberwein (collectively, the “Lone Star Value Stockholders”) and Michael L. Finch.  Pursuant to the Agreement, the Company agreed to increase its board of directors from seven to eight members by creating a vacancy in the Class I directors and to appoint Michael L. Finch to the board of directors to fill such vacancy effective the day prior to the 2015 annual meeting of stockholders (the “2015 Annual Meeting”).  In addition to any other committee assignments the board of directors may make, Callon has agreed that Mr. Finch will be appointed to the Nominating and Corporate Governance Committee. Prior to his appointment to the board, Mr. Finch will attend board meetings as an observer, subject to a confidentiality agreement.  Also pursuant to the Agreement, the Company agreed that its board of directors would take all necessary actions, pursuant to the Bylaws, so that there are three Class I directorships to be filled by election at the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”).

Except as provided in the Agreement, each of the Lone Star Value Stockholders has also agreed not to nominate or recommend for nomination any person for election at the 2015 Annual Meeting or submit any proposal for consideration at the 2015 Annual Meeting.  In addition, each of the Lone Star Value Stockholders has agreed to vote their respective shares of Company common stock (i) in favor of the Company’s nominees for election to the board at the 2015 Annual Meeting and the ratification of the Company’s auditors and (ii) in accordance with the recommendations of Institutional Shareholder Services with respect to other proposals anticipated to be presented at the 2015 Annual Meeting.

Each of the Lone Star Value Stockholders has also agreed to a standstill, which prohibits such stockholder from: (i) soliciting or participating in the solicitation of proxies with respect Callon’s securities, (ii) acquiring Callon voting securities such that, following such acquisition, the Lone Star Value Stockholders would beneficially own in the aggregate in excess of 12.5% of Callon’s then-outstanding voting securities, or (iii) taking certain other specified actions, in each case in connection with Callon’s securities, until the termination of the Agreement.

The Agreement terminates 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2016 Annual Meeting.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, Callon agreed to appoint Mr. Finch to the Company’s board of directors as of the day prior to the 2015 Annual Meeting.

Other than the Agreement, the Company is not aware of any other arrangement or understanding between Mr. Finch and any other person pursuant to which Mr. Finch will be appointed to the board of directors. Mr. Finch will participate in the non-employee director compensation programs of the Company, as described in its most recent proxy statement, as such programs are amended from time to time.

Item 7.01  Regulation FD Disclosure.

On March 23, 2015, the Company issued a press release announcing the Agreement.  The full text of the press release is set forth as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Title of Document

10.1

Agreement dated March 21, 2015, among the Company and Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, Jeffery E. Eberwein and Michael L. Finch.

99.1	Press release dated March 23, 2015 announcing the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

March 25, 2015	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Title of Document

10.1

Agreement dated March 21, 2015, among the Company and Lone Star Value Investors, L.P., Lone Star Value Co-Invest I, L.P., Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC, Jeffery E. Eberwein and Michael L. Finch.

99.1	Press release dated March 23, 2015 announcing the Agreement.